Exhibit 99.1

News Release

Air Products and Chemicals, Inc.

1940 Air Products Boulevard, Allentown, PA 18106-5500

www.airproducts.com

Air Products, Aramco, ACWA Power, and Air Products Qudra Reach Financial Close

and Transfer Second Group of Assets for $12 Billion Gasification and Power

Joint Venture at Jazan, Saudi Arabia

LEHIGH VALLEY, PA, USA (January 20, 2023) – Air Products today announced financial close and transfer of the second group of assets for the $12 billion gasification and power joint venture (JV) with Aramco, ACWA Power and Air Products Qudra in the Jazan Economic City (“Jazan”), Saudi Arabia.

The JV’s purchase of this second group of assets at Jazan follows the successful asset acquisition and project financing transactions for the first group of assets completed in late October 2021. Some minor final commissioning items are expected to be completed later this calendar year.

Seifi Ghasemi, Chairman, President and CEO of Air Products, said, “We are very proud to mark the close on the second group of assets at Jazan, a world-scale project that is a perfect fit with our growth strategy and which supports the Kingdom’s Vision 2030. Consistent with our commitment, this will deliver significant contributions to our earnings going forward.”

Approximately 40 percent of the JV’s capital structure consists of member contributions, and the remaining 60 percent consists of non-recourse project financing.

About the Jazan JV

The JV has purchased ASU, gasification, syngas cleanup, utilities and power assets from Aramco. The JV owns and operates the facility under a 25-year contract for a fixed monthly fee, with Aramco supplying feedstock to the JV, and the JV producing power, steam, hydrogen and other utilities for Aramco.

Aramco, via its subsidiary Saudi Aramco Power Company, has a 20 percent share in the JV; Air Products 46 percent; ACWA Power 25 percent; and Air Products Qudra (a 51/49 JV between Air Products and Qudra Energy) nine percent in the JV. Air Products’ total ownership position is 50.6 percent through 46 percent direct ownership and 4.6 percent through Air Products Qudra.

The JV serves Aramco’s Jazan Refinery, a megaproject to process 400,000 barrels per day of the crude oil to produce main products such as ultra-light sulfur diesel, gasoline, and other products.

About Air Products Air Products (NYSE:APD) is a world-leading industrial gases company in operation for over 80 years focused on serving energy, environmental, and emerging markets. The Company has two growth pillars driven by sustainability.

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Air Products’ base business provides essential industrial gases, related equipment and applications expertise to customers in dozens of industries, including refining, chemicals, metals, electronics, manufacturing, and food. The Company also develops, engineers, builds, owns and operates some of the world’s largest industrial gas and carbon-capture projects, supplying world-scale clean hydrogen for global transportation, industrial markets, and the broader energy transition. Additionally, Air Products is the world leader in the supply of liquefied natural gas process technology and equipment, and globally provides turbomachinery, membrane systems and cryogenic containers.

The Company had fiscal 2022 sales of $12.7 billion from operations in over 50 countries and has a current market capitalization of about $70 billion. More than 21,000 passionate, talented and committed employees from diverse backgrounds are driven by Air Products’ higher purpose to create innovative solutions that benefit the environment, enhance sustainability and reimagine what’s possible to address the challenges facing customers, communities, and the world. For more information, visit www.airproducts.com or follow us on LinkedIn, Twitter, Facebook or Instagram.

Cautionary Note Regarding Forward-Looking Statements: This release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s expectations and assumptions as of the date of this release and are not guarantees of future performance. While forward-looking statements are made in good faith and based on assumptions, expectations and projections that management believes are reasonable based on currently available information, actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including the risk factors described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 and other factors disclosed in our filings with the Securities and Exchange Commission. Except as required by law, we disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in the assumptions, beliefs or expectations or any change in events, conditions or circumstances upon which any such forward-looking statements are based.

Media Inquiries:

Katie McDonald, tel: (610) 481-3673; email: mcdonace@airproducts.com.

Jo Hills, tel: +44 1932 249473; email: hillsj2@airproducts.com.

Investor Inquiries:

Sidd Manjeshwar, tel: (610) 481-1872; email: manjessj@airproducts.com.